IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

HIGHLIGHTS

•	IMAX signs contracts for 99 theatres in the third quarter, bringing year-to-date signings to 158

•	IMAX expands backlog to historical high of 356 theatres, a 25% increase year-over-year

•	Third quarter box office of $133 million brings year-to-date box office to $482 million, a 3% increase year-over-year

NEW YORK, NY – Oct. 24, 2013 – IMAX Corporation (NYSE:IMAX; TSX:IMX) today reported third quarter 2013 revenues of $51.7 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $14.8 million, adjusted net income of $4.4 million, or $0.06 per diluted share, and reported net income of $1.6 million, or $0.02 per diluted share.

“We continued to make significant progress this quarter toward our key strategic initiatives, including strong signings, controlling SG&A and continued advancements on differentiation,” stated Richard L. Gelfond, IMAX Chief Executive Officer. “Looking ahead, our great start to Q4, including IMAX’s strong performance on Gravity and Stalingrad, reminds us of the importance of assessing our portfolio of films on an annual basis, which we believe is a relatively predictable driver of box office performance over the long-term.”

Network Growth Update

The total IMAX® theatre network consisted of 785 systems as of September 30, 2013, of which 653 were in commercial multiplexes. There were 356 theatre systems in backlog as of September 30, 2013, compared to 285 theatre systems in backlog as of September 30, 2012. IMAX has signed contracts for 158 theatres year-to-date, already surpassing the 142 signings for all of 2012. Neither the backlog number, nor the YTD signings, include the 80 additional theatres still optional under the Wanda contract. For a breakdown of theatre system signings, installations, network and backlog by type, please see the end of this press release.

In the third quarter of 2013, the Company signed contracts for 99 theatre systems, of which 88 were in new theatre locations and 11 were a combination of signings for laser systems and upgrades of certain of the Company’s film theatres to digital systems in existing theatre locations. In the quarter, the Company installed 28 theatre systems, of which 19 were in new theatre locations.

“Strong third quarter signings, historic high backlog and many fourth quarter deals either signed or in discussions, provide increased visibility into strong network growth over the long-term,” Gelfond continued, “This unit growth, along with our ongoing focus on controlling costs and optimizing our film portfolio, give us confidence in our operating leverage and cash flow potential for the long-term.”

Third-Quarter Segment Results

•	Revenue from sales and sales-type leases was $6.4 million in the third quarter of 2013, compared to $21.9 million in the third quarter of 2012, primarily reflecting the installation of 5 full, new theatre systems under sales and sales-type lease arrangements in the most recent third quarter, compared to the 14 sales and sales-type theatres the Company installed in the third quarter of 2012. The Company also installed 1 operating lease in a new location. In addition there were 9 digital system upgrades in existing locations in the third quarter of 2013, compared to 5 upgrades in the third quarter of 2012.

•	Revenue from joint revenue-sharing arrangements was $12.0 million in the quarter, compared to $13.2 million in the prior-year period. During the quarter, the Company installed 13 new theatres under joint revenue-sharing arrangements, compared to 14 in the year-ago period. The Company had 351 theatres operating under joint revenue-sharing arrangements as of September 30, 2013, as compared to 287 theatres one year prior.

•	Production and IMAX DMR® (Digital Re-Mastering) revenues were $14.5 million in the third quarter of 2013, compared to $25.2 million in the third quarter of 2012. Gross box office from DMR titles was $132.5 million in the third quarter of 2013, compared to $173.2 million in the prior-year period. The average global DMR box office per screen in the third quarter of 2013 was $207,500 compared to $312,000 in the prior-year period.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its third quarter 2013 financial results. To access the call via telephone, interested parties should dial (800) 711-9538 approximately 5 to 10 minutes before it begins. International callers should dial (416) 640-5925. The participant passcode for the call is 1695965. This call is also being webcast by Thomson Financial and can be accessed on the ‘Investor Relations’ section of www.imax.com. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada) or (647) 436-0148 (international). The Conference ID for the telephone replay is 1695965.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of September 30, 2013, there were 785 IMAX theatres (653 commercial multiplexes, 19 commercial destinations and 113 institutions) in 55 countries.

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

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This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; the performance of IMAX DMR films; competitive actions by other companies; conditions in the in-home and out-of-home entertainment industries; the signing of theater system agreements; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; the failure to convert theater system backlog into revenue; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the failure to respond to change and advancements in digital technology; risks related to the acquisition of AMC Entertainment Holdings, Inc. by Dalian Wanda Group Co., Ltd.; risks related to new business initiatives; the potential impact of increased competition in the markets within which the Company operates; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to Eastman Kodak bankruptcy and the possibility of constrained film supply; risks related to the Company’s implementation of a new enterprise resource planning system; risks related to the Company’s prior restatements and the related litigation; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Teri Loxam 212-821-0100 tloxam@imax.com	Media: IMAX Corporation, New York Ann Sommerlath 212-821-0155 asommerlath@imax.com

Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com	Entertainment Media: Principal Communications Group, Los Angeles Melissa Zuckerman/Paul Pflug 323-658-1555 melissa@pcommgroup.com paul@pcommgroup.com

Additional Information

Signings and Installations

Sep. 30, 2013

	Three Months Ended Sep. 30,
	2013		2012
Theatre Signings:
Full new sales and sales-type lease arrangements	6		4
New joint revenue sharing arrangements	82		28

Total new theatres	88		32

Upgrades of IMAX theatre systems	11	(1)	9	(2)

Total Theatre Signings	99		41

	Three Months Ended Sep. 30,
	2013		2012
Theatre Installations:
Full new sales and sales-type lease arrangements	6	(3)	14
New joint revenue sharing arrangements	13		14

Total new theatres	19		28

Upgrades of IMAX theatre systems	9	(1)	5

Total Theatre Installations	28		33

	As of Sep. 30,
	2013		2012
Theatre Backlog:
New sales and sales-type lease arrangements	142		133
New joint revenue sharing arrangements	191		149

Total new theatres	333		282

Upgrades of IMAX theatre systems	23		3

Total Theatres in Backlog	356	(4)	285	(5)

	As of Sep. 30,
	2013		2012
Theatre Network:
Commercial Multiplex Theatres:
Sales and sales-type lease arrangements	302		269
Joint revenue sharing arrangements	351		287

Total Commercial Multiplex Theatres	653		556

Commercial Destination Theatres	19		20
Institutional Theatres	113		113

Total IMAX Theatre Network	785		689

(1)	Includes upgrades to xenon-based digital systems under short-term operating lease arrangements (4 signings, 3 installations).
(2)	Includes 3 IMAX theaters acquired from another existing customer that has been operating under a joint revenue sharing arrangement. These theaters were purchased from the Company under a sales arrangement.
(3)	Includes one full xenon-based digital system under a short-term operating lease arrangement.
(4)	Includes 23 upgrades to a digital theater system, in an existing IMAX theater location (5 xenon, 18 laser of which 3 are under joint revenue sharing arrangements).
(5)	Includes 3 upgrades to a digital theater system, in an existing IMAX theater location (2 xenon, 1 laser).

Additional Information (continued)

2013 DMR Films Announced to Date:

To date, IMAX has announced 37 titles to be released in 2013. The Company released 35 titles in 2012. The Company remains in discussions with virtually every major studio regarding future titles and expects the total number of titles in 2013 to be similar to that in 2012.

•	The Grandmaster: The IMAX Experience (Jet Tone Films and Sil-Metropole Organization, January 2013, China only);

•	Hansel & Gretel: Witch Hunters: An IMAX 3D Experience (Paramount Pictures, January 2013);

•	Journey to the West: Conquering the Demons: An IMAX 3D Experience (Bingo Movie Development Ltd, February 2013, China only);

•	Top Gun: An IMAX 3D Experience (Paramount Pictures, February 2013);

•	A Good Day to Die Hard: The IMAX Experience (Twentieth Century Fox, February 2013);

•	Jack the Giant Slayer: An IMAX 3D Experience (Warner Bros., March 2013);

•	Oz: The Great and Powerful: An IMAX 3D Experience (Walt Disney Pictures, March 2013);

•	G.I. Joe: Retaliation: An IMAX 3D Experience (Paramount Pictures, March 2013);

•	Dragon Ball Z: Battle of the Gods: An IMAX 3D Experience (Toei Animation Company, March 2013, Japan only);

•	Jurassic Park: An IMAX 3D Experience (Universal Pictures, April 2013);

•	Oblivion: The IMAX Experience (Universal Pictures, April 2013);

•	Iron Man 3: An IMAX 3D Experience (Walt Disney Pictures, May 2013);

•	Star Trek: Into Darkness: An IMAX 3D Experience (Paramount Pictures, May 2013);

•	Fast & Furious 6: The IMAX Experience (Universal, May 2013, international only);

•	After Earth: The IMAX Experience (Sony, May 2013);

•	Man of Steel: The IMAX Experience (Warner Bros., June 2013);

•	World War Z: An IMAX 3D Experience (Paramount Pictures, June 2013, international only);

•	Despicable Me 2: An IMAX 3D Experience (Universal Pictures, July 2013, international only);

•	White House Down: The IMAX Experience (Colombia Pictures and Sony Pictures, July 2013; international only);

•	Man of Tai Chi: The IMAX Experience (China Film Group, Wanda Group and Village Roadshow Pictures, July 2013; China only);

•	Pacific Rim: An IMAX 3D Experience (Warner Bros., July 2013);

•	The Lone Ranger : The IMAX Experience (Walt Disney Pictures, August 2013; international only);

•	Elysium: The IMAX Experience (Sony, August 2013);

•	Riddick Sequel: The IMAX Experience (Universal Pictures, September 2013);

•	Mortal Instruments: City of Bones: The IMAX Experience (Sony, August 2013; domestic only);

•	The Wizard of Oz: An IMAX 3D Experience (Warner Bros., September 2013; domestic only);

•	Metallica Through the Never: An IMAX 3D Experience (Picturehouse, September 2013);

•	Young Detective Dee: The IMAX Experience (Huayi Brothers, September 2013; China only);

•	Stalingrad: An IMAX 3D Experience (AR Films, October 2013; Russia and the CIS only );

•	Gravity: An IMAX 3D Experience (Warner Bros., October 2013);

•	Captain Phillips: The IMAX Experience (Colombia Pictures and Sony Pictures, October 2013);

•	The Young and Prodigious: T.S. Spivet: An IMAX 3D Experience (Gaumont, October 2013; France only);

•	Ender’s Game: The IMAX Experience (Lionsgate, November 2013);

•	Thor: The Dark World: An IMAX 3D Experience (Walt Disney Pictures, November 2013; international only);

•	The Hunger Games: Catching Fire: The IMAX Experience (Lionsgate, November 2013);

•	The Hobbit: The Desolation of Smaug: An IMAX 3D Experience (Warner Bros., December 2013); and

•	Dhoom 3: The IMAX Experience (Yash Raj Films, 2013, India only).

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012*	2013	2012*
Revenues
Equipment and product sales	$9,623	$24,327	$40,649	$55,756
Services	29,061	40,316	98,019	102,312
Rentals	10,987	14,013	38,782	42,912
Finance income	2,071	2,055	6,079	5,537
Other	—	—	375	—

	51,742	80,711	183,904	206,517

Costs and expenses applicable to revenues
Equipment and product sales	4,086	10,652	20,561	27,727
Services	16,339	21,107	54,783	55,378
Rentals	4,059	4,202	11,687	12,968
Other	—	—	—	—

	24,484	35,961	87,031	96,073

Gross margin	27,258	44,750	96,873	110,444
Selling, general and administrative expenses (including share-based compensation expense of $2.8 million and $8.8 million for the three and nine months ended September 30, 2013, respectively (2012 - expense of $2.8 million and $10.3 million, respectively))	19,778	19,432	59,364	59,032
Research and development	3,974	2,528	11,267	7,623
Amortization of intangibles	409	166	1,146	532
Receivable provision, net of recoveries	224	241	279	829
Impairment of available-for-sale investment	—	—	—	150

Income from operations	2,873	22,383	24,817	42,278
Interest income	14	22	39	73
Interest expense	(315)	(373)	(1,008)	(1,375)

Income from operations before income taxes	2,572	22,032	23,848	40,976
Provision for income taxes	(619)	(6,787)	(6,564)	(11,484)
Loss from equity-accounted investments	(344)	(334)	(998)	(1,038)

Net income	$1,609	$14,911	$16,286	$28,454

Net income per share - basic & diluted:
Net income per share - basic	$0.02	$0.23	$0.24	$0.43

Net income per share - diluted	$0.02	$0.22	$0.24	$0.42

Weighted average number of shares outstanding (000’s):
Basic	67,309	65,930	66,969	65,718
Fully Diluted	69,116	68,301	68,853	68,187

Additional Disclosure:
Depreciation and amortization(1)	$8,826	$8,038	$29,027	$24,704

(1)	Includes $0.1 million and $0.3 million of amortization of deferred financing costs charged to interest expense for the three and nine months ended September 30, 2013, respectively (2012 — less than $0.1 million and $0.1 million, respectively).
*	Reflects a revision resulting from an adjustment to reflect an unfunded postretirement obligation of the Company.

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

	As at September 31, 2013	As at December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$25,955	$21,336
Accounts receivable, net of allowance for doubtful accounts of $1,513 (December 31, 2012 - $1,564)	44,321	42,007
Financing receivables	99,591	94,193
Inventories	14,306	15,794
Prepaid expenses	4,576	3,833
Film assets	6,305	3,737
Property, plant and equipment	126,930	113,610
Other assets	27,739	23,963
Deferred income taxes	31,052	36,461
Goodwill	39,027	39,027
Other intangible assets	27,688	27,911

Total assets	$447,490	$421,872

Liabilities
Bank indebtedness	$5,000	$11,000
Accounts payable	17,051	15,144
Accrued and other liabilities	67,181	68,695
Deferred revenue	73,789	73,954

Total liabilities	163,021	168,793

Shareholders’ equity
Capital stock, common shares - no par value. Authorized - unlimited number.
Issued and outstanding - 67,518,740 (December 31, 2012 - 66,482,425)	323,744	313,744
Other equity	33,642	28,892
Deficit	(70,880)	(87,166)
Accumulated other comprehensive loss	(2,037)	(2,391)

Total shareholders’ equity	284,469	253,079

Total liabilities and shareholders’ equity	$447,490	$421,872

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012*
Cash provided by (used in):
Operating Activities
Net income	$16,286	$28,454
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	29,027	24,704
Write-downs, net of recoveries	279	1,516
Change in deferred income taxes	5,579	9,431
Stock and other non-cash compensation	9,348	11,099
Gain on curtailment of postretirement benefits	(2,185)	—
Unrealized foreign currency exchange loss (gain)	275	(152)
Loss from equity-accounted investments	998	1,038
Investment in film assets	(16,772)	(13,508)
Changes in other non-cash operating assets and liabilities	(9,860)	(8,672)

Net cash provided by operating activities	32,975	53,910

Investing Activities
Purchase of property, plant and equipment	(6,167)	(2,599)
Investment in joint revenue sharing equipment	(16,363)	(15,174)
Investment in new business ventures	(2,500)	(381)
Acquisition of other intangible assets	(1,812)	(5,046)

Net cash used in investing activities	(26,842)	(23,200)

Financing Activities
Increase in bank indebtedness	12,000	9,917
Repayment of bank indebtedness	(18,000)	(35,000)
Common shares issued - stock options exercised	6,745	5,831
Credit facility amendment fees paid	(2,089)	—
Share issuance expenses	(202)	—

Net cash used in financing activities	(1,546)	(19,252)

Effects of exchange rate changes on cash	32	(146)

Increase in cash and cash equivalents during the period	4,619	11,312

Cash and cash equivalents, beginning of period	21,336	18,138

Cash and cash equivalents, end of period	$25,955	$29,450

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment is comprised of the design, manufacture, sale or lease IMAX theater projection system equipment. The theater system maintenance segment consists of the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment is comprised of the installation IMAX theater projection system equipment to an exhibitor in exchange for a certain percentage of box-office receipts, concession revenue and in some cases a small upfront or initial payment. The film production and IMAX DMR segment is comprised of the production of films and performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment includes the provision of film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$6,419	$21,937	$33,321	$49,751
Ongoing rent, fees, and finance income	3,483	3,421	10,111	9,312
Other	2,230	4,997	8,362	10,394

	12,132	30,355	51,794	69,457

Theater system maintenance	8,103	7,042	23,844	20,878

Joint revenue sharing arrangements	11,960	13,186	39,672	40,477

Film
Production and IMAX DMR	14,547	25,223	54,854	58,805
Film distribution and post-production	5,000	4,905	13,740	16,900

	19,547	30,128	68,594	75,705

Total	$51,742	$80,711	$183,904	$206,517

Gross margins
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$3,928	$12,575	$16,390	$25,259
Ongoing rent, fees, and finance income	3,277	3,381	9,758	9,216
Other	(302)	564	(29)	287

	6,903	16,520	26,119	34,762

Theater system maintenance	3,218	2,828	9,432	8,122

Joint revenue sharing arrangements(1)	7,153	9,286	26,796	28,340

Film
Production and IMAX DMR(1)	8,596	15,426	30,372	35,714
Film distribution and post-production	1,388	690	4,154	3,506

	9,984	16,116	34,526	39,220

Total	$27,258	$44,750	$96,873	$110,444

(1)	IMAX systems include commission costs of $0.2 million and $0.9 million for the three and nine months ended September 30, 2013, respectively (2012 — $0.9 million and $2.1 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $0.9 million and $2.0 million for the three and nine months ended September 30, 2013, respectively (2012 — $1.1 million and $2.1 million, respectively). Production and IMAX DMR segment margins include marketing costs of $0.8 million and $3.1 million for the three and nine months ended September 30, 2013, respectively (2012 — $0.5 million and $2.2 million, respectively). Distribution segment margins include a marketing cost of $0.1 million and $0.2 million for the three and nine months ended September 30, 2013, respectively (2012 — recovery of less than $0.1 million and an expense of $1.2 million, respectively).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share as supplemental measures of performance of the Company, which are not recognized under United States generally accepted accounting principles (“GAAP”). The Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its variable share-based compensation, provision for arbitration award and deferred taxes on its net income. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted EBITDA, adjusted net income and adjusted net income per diluted share should be considered in addition to, and not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA is calculated on a basis consistent with the Company’s Credit Facility, which refers to Adjusted EBITDA as EBITDA. The Credit Facility provides that the Company will be required to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.1:1. The Company will also be required to maintain minimum EBITDA (as defined in the Credit Agreement) of $70.0 million between closing and September 30, 2013, which requirement increases to $80.0 million on December 31, 2013, $90.0 million on December 31, 2014, and $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the Credit Agreement) of 2.5:1 between closing and September 30, 2013, which requirement decreases to (i) 2.25:1 on December 31, 2013; (ii) 2.00:1 on December 31, 2014; and (iii) 1.75:1 on December 31, 2015. The ratio of total debt to EBITDA was 0.06:1 as at September 30, 2013, where Total Debt (as defined in the Credit Agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $5.0 million. EBITDA is calculated as follows:

	3 months ended September 30, 2013	12 months ended September 30, 2013(1)
(In thousands of U.S Dollars)
Net income	$1,609	$29,169
Add:
Loss from equity accounted investments	344	1,322
Provision for income taxes	619	10,159
Interest expense, net of interest income	301	271
Depreciation and amortization, including film asset amortization	8,699	36,716
Write-downs net of recoveries including asset impairments and receivable provisions	224	370
Stock and other non-cash compensation	3,031	12,469
Gain on curtailment of postretirement benefits	—	(2,185)

	$14,827	$88,291

(1)	Ratio of funded debt calculated using twelve months ended EBITDA.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended September 30, 2013 vs. 2012:

The Company reported net income of $1.6 million or $0.02 per basic and diluted share for the third quarter of 2013, as compared to net income of $14.9 million or $0.23 per basic share and $0.22 per diluted share for the third quarter of 2012. The quarter ended September 30, 2012 included the exceptional performance of The Dark Knight Rises: The IMAX Experience. Net income for the third quarter of 2013 includes a $2.8 million charge, or $0.04 per diluted share, for stock-based compensation (2012 — $2.8 million or $0.04 per diluted share). Adjusted net income, which consists of net income excluding stock-based compensation expense and the related tax impact, was $4.4 million, or $0.06 per diluted share, in the third quarter of 2013, as compared to adjusted net income of $17.8 million, or $0.26 per diluted share, for the third quarter of 2012. A reconciliation of net income, the most directly comparable U.S. GAAP measure, to adjusted net income and adjusted net income per diluted share is presented in the table below:

	Three Months Ended September 30, 2013		Three Months Ended September 30, 2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported	$1,609	$0.02	$14,911	$0.22
Adjustments:
Stock-based compensation	2,838	0.04	2,756	0.04
Tax benefit on item listed above	(85)	—	114	—

Adjusted	$4,362	$0.06	$17,781	$0.26

Weighted average diluted shares outstanding		69,116		68,301

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Nine Months Ended September 30, 2013 vs. 2012:

The Company reported net income of $16.3 million or $0.24 per basic and diluted share for the nine months ended September 30, 2013, as compared to net income of $28.5 million or $0.43 per basic and $0.42 per diluted share for the nine months ended September 30, 2012. Net income for the nine months ended September 30, 2013 includes a $8.8 million charge, or $0.12 per diluted share, for stock-based compensation (2012 — $10.3 million or $0.15 per diluted share). Adjusted net income, which consists of net income excluding stock-based compensation expense and the related tax expense, was $24.9 million, or $0.36 per diluted share, in the nine months ended September 30, 2013, as compared to adjusted net income of $38.6 million, or $0.57 per diluted share, for the nine months ended September 30, 2012. A reconciliation of net income, the most directly comparable U.S. GAAP measure, to adjusted net income and adjusted net income per diluted share is presented in the table below:

	Nine Months Ended September 30, 2013		Nine Months Ended September 30, 2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income	$16,286	$0.24	$28,454	$0.42
Add:
Stock-based compensation	8,772	0.12	10,252	0.15
Tax expense on items listed above	(159)	—	(86)	—

Adjusted net income	$24,899	$0.36	$38,620	$0.57

Weighted average diluted shares outstanding		68,853		68,187

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

(In thousands of U.S. Dollars)	Nine Months Ended September 30, 2013

Net cash provided by operating activities	$32,975
Net cash (used in) investing activities	(26,842)

Free cash flow	$6,133